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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our reports dated June 4, 1997, accompanying the consolidated financial statements and schedule of ExecuStay Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                GRANT THORNTON LLP

Vienna, Virginia
June 25, 1997